Morgan Stanley Pacific Growth Fund
                          Item 77(O) 10F-3 Transactions
                         May 1, 2004 - October 31, 2004



Security  Purcha    Size  Offeri     Total    Amount   % of    % of
Purchase    se/      of     ng     Amount of    of    Offeri   Fund   Brokers
    d      Trade   Offeri  Price   Offering   Shares    ng      s
           Date      ng     of                Purcha  Purcha   Tota
                          Shares                sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
  China   6/7/04     -     $0.51  $350,000,0  41,000   0.01%   0.01     BNP
 Mengniu                              00                        %     Paribas
  Dairy                                                              Peregrine,
 Company                                                               Morgan
  Ltd.                                                                Stanley

 Ping An  6/18/0     -     $1.34  $1,387,892                            BOC
Insuranc     4                       ,000                            Internatio
    e                                                                   nal,
 Company                                                              Goldman
   of                                                                  Sachs
 China,                                       259,00   0.02%   0.17    (Asia)
   LTD                                           0              %     LLC, The
                                                                      Hongkong
                                                                        and
                                                                      Shanghai
                                                                      Banking
                                                                     Corporatio
                                                                     n Limited,
                                                                       Morgan
                                                                      Stanley